FB Financial Corporation Reports Fourth Quarter 2020 Results
Reports Q4 net income of $45.6 million, diluted EPS of $0.95, ROAA of 1.63%, and ROAE of 14.4%
Adjusted Q4 net income* of $54.5 million, diluted EPS* of $1.14, ROAA* of 1.95%, and ROAE* of 17.2%
NASHVILLE, TENNESSEE— January 25, 2021--FB Financial Corporation (the "Company") (NYSE: FBK), parent company of FirstBank, reported net income of $45.6 million, or $0.95 per diluted common share, for the fourth quarter of 2020, compared to net income of $21.6 million, or $0.68 per diluted common share, for the fourth quarter of 2019. Adjusting net income to exclude merger costs and other non-operating items, net income was $54.5 million, or $1.14 per diluted common share for the three months ended December 31, 2020, compared to $22.1 million, or $0.70 per diluted common share, for the three months ended December 31, 2019.
For the year ended December 31, 2020, the company reported net income of $63.6 million, or $1.67 per diluted common share, compared to net income of $83.8 million, or $2.65 per diluted common share, for the year ended December 31, 2019. Adjusting net income to exclude merger costs and other non-operating items, net income was $141.9 million, or $3.73 per diluted common share, for the year ended December 31, 2020, compared to adjusted net income of $89.3 million, or $2.83 per diluted common share, for the year ended December 31, 2019. The Company's book value per share increased at year end over the prior year end by $2.79, or 11.4%, and return on tangible common equity was 18.2%. Tangible book value per share increased by $3.09, or 16.7% over the prior year.
President and Chief Executive Officer, Christopher T. Holmes stated, “I am proud of our associates for their focus, commitment and success in the face of the challenges presented during 2020. We closed the transaction combining FirstBank and Franklin Synergy Bank ("Franklin") in the third quarter, making this our first full quarter as a combined organization. We came out of the gate well with an adjusted ROAA of 1.95% and adjusted ROATCE of 21.8% for the quarter.”
Holmes commented further, “We also added significant value for our shareholders by increasing our tangible book value by $3.09 per share during the year. This 16.7% increase comes in addition to providing $108.0 million for loan losses and unfunded commitments during the year, which gives us an allowance for credit losses to loans held for investment of 2.41%, or 2.48%, when excluding our PPP loans.”
Performance Summary

	2020		2019	Annualized
(dollars in thousands, expect per share data)	Fourth Quarter	Third Quarter	Fourth Quarter	4Q20 / 3Q20 % Change	4Q20 / 4Q19 % Change
Balance Sheet Highlights
Investment securities	$1,176,991	$1,164,910	$691,676	4.13%	70.2%
Mortgage loans held for sale, at fair value	683,770	610,695	262,518	47.6%	160.5%
Commercial loans held for sale, at fair value	215,403	241,256	—	(42.6)%	100.0%
Loans - held for investment (HFI)	7,082,959	7,213,538	4,409,642	(7.20)%	60.6%
Allowance for credit losses	170,389	183,973	31,139	(29.4)%	447.2%
Total assets	11,207,330	11,010,438	6,124,921	7.11%	83.0%
Customer deposits	9,396,478	9,001,673	4,914,587	17.4%	91.2%
Brokered and internet time deposits	61,559	92,074	20,351	(131.8)%	202.5%
Total deposits	9,458,037	9,093,747	4,934,938	15.9%	91.7%
Borrowings	238,324	438,838	304,675	(181.8)%	(21.8)%
Total common shareholders' equity	1,291,289	1,244,998	762,329	14.8%	69.4%
Book value per share	$27.35	$26.38	$24.56	14.6%	11.3%
Total common shareholders' equity to total assets	11.5%	11.3%	12.4%	7.81%	(7.08)%
Tangible book value per share*	$21.64	$20.87	$18.55
Tangible common equity to tangible assets*	9.34%	9.16%	9.7%
* Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated January 26, 2021, for a reconciliation and discussion of this non-GAAP measure.

-MORE-

FB Financial Corporation
Fourth Quarter 2020 Results

	2020		2019
(dollars in thousands, except share data)	Fourth Quarter	Third Quarter	Fourth Quarter
Results of operations
Net interest income	$85,244	$68,828	$57,692
NIM	3.32%	3.28%	4.12%
Provisions for credit losses	$(2,920)	$55,401	$2,950
Net charge-off (recovery) ratio	0.58%	(0.01)%	0.30%
Noninterest income	$80,638	$97,026	$35,234
Mortgage banking income	$65,729	$84,686	$26,176
Total revenue	$165,882	$165,854	$92,926
Noninterest expense	$109,855	$118,092	$62,686
Merger expenses	$9,513	$20,730	$686
Efficiency ratio	66.2%	71.2%	67.5%
Core efficiency ratio*	58.5%	57.4%	66.5%
Total adjusted mortgage banking pre-tax contribution*	$22,882	$39,166	$3,010
Net income (loss) applicable to FB Financial Corporation(2)	$45,602	$(5,599)	$21,572
Diluted earnings per common share(1)	$0.95	$(0.14)	$0.68
Effective tax rate	22.6%	26.7%	21.0%
Weighted average number of shares outstanding - fully diluted(1)	47,791,659	40,637,745	31,470,565
Actual shares outstanding - period end	47,220,743	47,191,677	31,034,315
Returns on average:
As reported
Assets ("ROAA")	1.63%	(0.24)%	1.39%
Equity ("ROAE")	14.4%	(2.13)%	11.2%
Tangible common equity ("ROATCE")*	18.2%	(2.72)%	14.9%
* Certain measures are considered non-GAAP financial measures. See "Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as "Use of non-GAAP Financial Measures" and the Appendix in the Earnings Release Presentation dated January 26, 2021, for a reconciliation and discussion of this non-GAAP measure.
(1) Diluted earnings per share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred.
(2)Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in fourth quarter of 2020.

Solid Balance Sheet and Margins
The Company grew loans (HFI) to $7.08 billion, an increase of $2.67 billion, or 60.6% from the year ended December 31, 2019. Excluding Paycheck Protection Program ("PPP") loans, adjusted loans (HFI) were $6.87 billion, an increase of $2.46 billion, or 55.8%, from the year ended December 31, 2019. Excluding PPP loans, loans decreased by $23.4 million in the fourth quarter from the third quarter . Contractual yield on loans increased to 4.39% in the fourth quarter from 4.36% in the third quarter.
During the fourth quarter of 2020, the Company grew customer deposits by $394.8 million to $9.40 billion, reflecting annualized linked quarter growth of 17.4%. Included in this growth is a decrease of $46.3 million in mortgage servicing related deposits. The Company's total cost of deposits declined by 10 basis points to 0.46% and the cost of interest-bearing deposits decreased on a linked quarter basis to 0.63% from 0.76%.
Additionally, during the quarter, on balance sheet liquidity increased to $1.69 billion, or 15.5% of tangible assets, from $1.59 billion, or 14.7% of tangible assets, at the end of the third quarter of 2020. During the fourth quarter of 2020, investment securities increased by $12.1 million from the previous quarter to $1.18 billion, or 10.5% of total assets, while cash and cash equivalents increased $255.5 million to $1.32 billion, compared with the end of the third quarter of 2020.
The Company's net interest income for the quarter was $85.2 million, an increase from $68.8 million last quarter and $57.7 million for the fourth quarter of 2019. The Company's net interest margin (“NIM”) was 3.32% for the fourth quarter, compared to 3.28% and 4.12% for the third quarter of 2020 and the fourth quarter of 2019, respectively. Accretion related to purchased loans contributed 3 basis points to the NIM in the fourth quarter of 2020 compared to 2 and 18 basis points for the third quarter of 2020 and the fourth quarter of 2019, respectively. The NIM for the fourth quarter of 2020 was impacted by a 4 basis point decline in the yield on interest-earning assets more than offset by a 10 basis point decline in the rate on interest-bearing liabilities on a linked quarter basis. As of December 31, 2020, $99.4 million in PPP loans had been forgiven, which accounts for 31.6% of originated PPP loans. For the fourth quarter of 2020, the average yield on PPP loans was 4.48%, inclusive of $2.4 million in loan fees recognized during the quarter.
Holmes commented, “The NIM increase is primarily the result of maintaining the yield on loans and replacing wholesale funding with lower cost customer deposits, which not only improves earnings, but increases franchise value. The lending environment remains challenging for growing loan balances, especially with the large volume of payoffs resulting from low rates and excessive liquidity.”
-MORE-

FB Financial Corporation
Fourth Quarter 2020 Results

Noninterest Income Strength
Noninterest income was $80.6 million for the fourth quarter of 2020, compared to $97.0 million for the third quarter of 2020 and $35.2 million for the fourth quarter of 2019. Mortgage banking income was $65.7 million for the fourth quarter of 2020, compared to $84.7 million for the third quarter of 2020 and $26.2 million for the fourth quarter of 2019.
During the quarter, the Company produced healthy results from its mortgage business driven by the low interest rate environment and higher profit margins across the industry. Interest rate lock commitment volume totaled $2.19 billion in the fourth quarter of 2020 compared to $2.42 billion in the third quarter of 2020 and $1.08 billion in the fourth quarter of 2019.
During the fourth quarter of 2020, the Company's total adjusted mortgage banking pre-tax direct contribution was $22.9 million, compared to $39.5 million in the third quarter of 2020 and $3.0 million in the fourth quarter of 2019.
Chief Financial Officer Michael Mettee stated, “The mortgage team continued their strong performance and we are very pleased with their results in 2020, especially their efforts in the fourth quarter, as they recorded $22.9 million in adjusted direct contribution during a traditionally slow time of year. Our mortgage division has positioned itself to capitalize on low interest rates and the strong housing market, and are well positioned heading into 2021.”
Noninterest Expenses and Core Bank Efficiency Improvement
Noninterest expenses were $109.9 million for the fourth quarter of 2020, including $9.5 million of merger-related expenses and $4.5 million related to FHLB prepayment penalties, compared to $118.1 million for the third quarter of 2020 and $62.7 million for the fourth quarter of 2019. On an adjusted basis, core noninterest expense was $95.8 million for the fourth quarter of 2020, $95.1 million for the third quarter of 2020, and $62.0 million for the fourth quarter of 2019. The sequential quarter increase is primarily related to the full quarter of the Franklin merger, however the small core expense growth was more than offset by increased revenue, resulting in a 56.2% banking segment core efficiency ratio in the fourth quarter vs a 61.6% banking segment core efficiency ratio in the third quarter.

Holmes noted, “The core bank saw an improvement in efficiency ratio and a slight decrease in salaries and benefits quarter over quarter. We are committed to finding efficiencies in our business while still delivering the experience that our customers have come to expect. We incurred $9.5 million in merger expenses during the fourth quarter. Most of the Franklin merger expenses have been recognized, and the total is well under the amount that we modeled for the transaction.”
Credit Quality Outlook Benign
During the fourth quarter of 2020, the Company recognized a reversal in total provision for credit losses of $2.9 million, including a provision for unfunded commitments of $0.3 million. The Company continues to maintain a strong balance sheet during uncertain economic times with an ACL of $170.4 million, or 2.41% of loans HFI, and 2.48% when adjusted to exclude PPP loans.
The Company's net charge-offs to average loans was 0.58% for the fourth quarter of 2020 compared to net recoveries of (0.01)% in the third quarter of 2020. Of the 0.58% of net charge-offs to average loans in the fourth quarter, 0.55%, or $9.9 million, was related to a single relationship. The Company's nonperforming assets increased to 0.73% of total assets as of December 31, 2020, compared to 0.64% at September 30, 2020. Nonperforming loans were 0.88% of loans (HFI) at December 31, 2020, 0.17% of which was related to the single relationship referenced earlier, compared to 0.61% at September 30, 2020. Deferrals resulting from the COVID-19 pandemic decreased to $202.5 million, or 2.86% of loans HFI as of December 31, 2020, compared to the aggregate balance deferred throughout the crisis of $1.64 billion. Of the $202.5 million in remaining deferrals, $73.2 million, or 1.03% of loans HFI, as of December 31, 2020, are receiving a full deferral of principal and interest, while $129.3 million, or 1.83% of loans HFI, as of December 31, 2020, are on interest-only schedules.
Holmes commented, “We took the step during the quarter to charge down a troubled relationship that we have discussed in prior earnings calls. This credit not withstanding, our credit metrics remain solid and our outlook is cautiously optimistic. This positive outlook is buoyed by the recent stimulus activities, another round of PPP and positive feedback from our customers. We will maintain our focus on credit quality and will continue to work with our customers to assist them with new opportunities.”
Capital Well Positioned
“Our total capital to risk weighted assets continues to be above 15% and other capital ratios have us well positioned to take advantage of opportunities that work to our advantage. Our current level of tangible common equity to tangible assets of 9.34% positions us well for future growth opportunities and gives us capital options, including continuing our dividend strategy in the near term,” commented Holmes.
Summary
Holmes further commented, “We are grateful to reach the end of 2020, and it was a year of many significant achievements. We were able to deliver trusted solutions to our customers, provide a great place to work for our associates, invest in our communities and provide superior returns for our shareholders. The fourth quarter laid the groundwork for a successful 2021 and we are bullish on our future.”

-MORE-

FB Financial Corporation
Fourth Quarter 2020 Results

WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the Company's financial results at 8:00 a.m. CT on January 26, 2021, and the conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/39546. An online replay will be available approximately an hour following the conclusion of the live broadcast.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a financial holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 81 full-service bank branches across Tennessee, Kentucky, North Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $11.2 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	Robert Hoehn
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	rhoehn@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on January 25, 2021.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of our business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2019, and investors are encouraged to review that discussion in conjunction with this Earnings Release.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on our business operations, statements relating to the benefits, costs, and synergies of the merger with Franklin Financial Network, Inc. (“Franklin”) (the “merger”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and a continued slowdown in economic growth in the local or regional economies in which we operate and/or the US economy generally, (2) the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, as well as the efficacy, distribution, and public adoption of vaccines, (3) changes in government interest rate policies and its impact on our business, net interest margin, and mortgage operations, (4) our ability to effectively manage problem credits, (5) the risk that the cost savings and any revenue synergies from the merger or another acquisition may not be realized or may take longer than anticipated to be realized, (6) disruption from the merger with customer, supplier, or employee relationships, (7) the risks related to the integrations of the combined businesses following the merger, (8) the diversion of management time on issues related to the merger, (9) the ability of FB Financial to effectively manage the larger and more complex operations of the combined company following the merger, (10) the risks associated with FB Financial’s pursuit of future acquisitions, (11) reputational risk and the reaction of the parties’ respective customers to the merger, (12) FB Financial’s ability to successfully
-MORE-

FB Financial Corporation
Fourth Quarter 2020 Results

execute its various business strategies, (13) the impact of the recent change in the U.S. presidential administration and Congress and any resulting impact on economic policy, capital markets, federal regulation, and the response to the COVD-19 pandemic; and (14) general competitive, economic, political, and market conditions. Further information regarding FB Financial and factors which could affect the forward-looking statements contained herein can be found in FB Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond FB Financial’s ability to control or pre-dict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this release, and FB Financial undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect the company.
FB Financial qualifies all forward-looking statements by these cautionary statements.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted earnings, adjusted diluted earnings per share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average tangible common equity, adjusted pre-tax pre-provision return on average tangible common equity, adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company also includes an adjusted allowance for credit losses, adjusted loans held for investment, and adjusted allowance for credit losses to loans held for investment, which all exclude the impact of PPP loans. The Company refers to these non-GAAP measures as adjusted measures. Also, the Company presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.

The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation dated January 26, 2021, for a discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.
-MORE-

FB Financial Corporation
Fourth Quarter 2020 Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2020		2019
	Fourth Quarter	Third Quarter	Fourth Quarter
Statement of Income Data
Total interest income	$98,236	$81,127	$71,643
Total interest expense	12,992	12,299	13,951
Net interest income	85,244	68,828	57,692
Total noninterest income	80,638	97,026	35,234
Total noninterest expense	109,855	118,092	62,686
Earnings before income taxes and provisions for credit losses	56,027	47,762	30,240
Provisions for credit losses	(2,920)	55,401	2,950
Income tax expense (benefit)	13,337	(2,040)	5,718
Net income applicable to noncontrolling interest	8	—	—
Net income (loss) applicable to FB Financial Corporation(d)	$45,602	$(5,599)	$21,572
Net interest income (tax-equivalent basis)	$86,111	$69,625	$58,212
Adjusted net income*	$54,454	$58,096	$22,079
Adjusted pre-tax, pre-provision earnings*	$67,988	$70,444	$30,926
Per Common Share
Diluted net income (loss)(a)	$0.95	$(0.14)	$0.68
Adjusted diluted net income*	1.14	1.43	0.70
Book value	27.35	26.38	24.56
Tangible book value*	21.64	20.87	18.55
Weighted average number of shares outstanding - fully diluted(a)	47,791,659	40,637,745	31,470,565
Period-end number of shares	47,220,743	47,191,677	31,034,315
Selected Balance Sheet Data
Cash and cash equivalents	$1,317,898	$1,062,391	$232,681
Loans held for investment (HFI)	7,082,959	7,213,538	4,409,642
Allowance for credit losses(b)	(170,389)	(183,973)	(31,139)
Mortgage loans held for sale, at fair value	683,770	610,695	262,518
Commercial loans held for sale, at fair value	215,403	241,256	—
Investment securities, at fair value	1,176,991	1,164,910	691,676
Other real estate owned, net	12,111	12,748	18,939
Total assets	11,207,330	11,010,438	6,124,921
Customer deposits	9,396,478	9,001,673	4,914,587
Brokered and internet time deposits	61,559	92,074	20,351
Total deposits	9,458,037	9,093,747	4,934,938
Borrowings	238,324	438,838	304,675
Total common shareholders' equity	1,291,289	1,244,998	762,329
Selected Ratios
Return on average:
Assets	1.63%	(0.24)%	1.39%
Shareholders' equity	14.4%	(2.13)%	11.2%
Tangible common equity*	18.2%	(2.72)%	14.9%
Average shareholders' equity to average assets	11.3%	11.4%	12.4%
Net interest margin (NIM) (tax-equivalent basis)	3.32%	3.28%	4.12%
Efficiency ratio (GAAP)	66.2%	71.2%	67.5%
Core efficiency ratio (tax-equivalent basis)*	58.5%	57.4%	66.5%
Loans HFI to deposit ratio	74.9%	79.3%	89.4%
Total loans to deposit ratio	84.4%	88.7%	94.7%
Yield on interest-earning assets	3.82%	3.86%	5.11%
Cost of interest-bearing liabilities	0.73%	0.83%	1.38%
Cost of total deposits	0.46%	0.56%	1.02%
Credit Quality Ratios
Allowance for credit losses as a percentage of loans HFI(b)	2.41%	2.55%	0.71%
Adjusted allowance for credit losses as a percentage of loans HFI*(b)	2.48%	2.66%	0.71%
Net charge-offs (recoveries) as a percentage of average loans HFI	0.58%	(0.01)%	0.30%
Nonperforming loans HFI as a percentage of total loans HFI	0.88%	0.61%	0.60%
Nonperforming assets as a percentage of total assets	0.73%	0.64%	0.77%
Preliminary capital ratios (Consolidated)
Total common shareholders' equity to assets	11.5%	11.3%	12.4%
Tangible common equity to tangible assets*	9.34%	9.16%	9.69%
Tier 1 capital (to average assets)	10.0%	11.8%	10.1%
Tier 1 capital (to risk-weighted assets)(c)	12.2%	12.1%	11.6%
Total capital (to risk-weighted assets)(c)	15.2%	15.3%	12.2%
Common equity Tier 1 (to risk-weighted assets) (CET1)(c)	11.9%	11.8%	11.1%
(a) Diluted earnings per share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred.
(b) Excludes reserve for credit losses on unfunded commitments of $16.4 million and $16.1 million, $6.5 million, and $4.6 million recorded in accrued expenses and other liabilities at December 31, 2020, September 30, 2020, June 30, 2020, and March 31, 2020, respectively.
(c) We calculate our risk-weighted assets using the standardized method of the Basel III Framework.
(d) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in fourth quarter of 2020.
*These measures are considered non-GAAP financial measures. See "GAAP Reconciliation and Use of non-GAAP Financial Measures" and the corresponding financial tables below for reconciliations of these non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.
-MORE-

FB Financial Corporation
Fourth Quarter 2020 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Adjusted earnings	Fourth Quarter	Third Quarter	Fourth Quarter
Pre-tax net income (loss)	$58,947	$(7,639)	$27,290
Plus merger expenses	9,513	20,730	686
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	63,251	—
Less other non-operating items(1)	(2,448)	(1,952)	—
Adjusted pre-tax earnings	$70,908	$78,294	$27,976
Income tax expense, adjusted	16,454	20,198	5,897
Adjusted earnings	$54,454	$58,096	$22,079
Weighted average common shares outstanding - fully diluted	47,791,659	40,637,745	31,470,565
Adjusted diluted earnings per share
Diluted earnings (loss) per common share	$0.95	$(0.14)	$0.68
Plus merger expenses	0.20	0.51	0.02
Plus initial provision for credit losses on acquired loans and unfunded commitments	—	1.56	—
Less other non-operating items	(0.05)	(0.05)	—
Less tax effect	0.06	0.55	—
Adjusted diluted earnings per share	$1.14	$1.43	$0.70
(1)4Q2020 includes $4,533 FHLB prepayment penalty offset by $715 cash life insurance benefit and $1,370 gain from change in fair value of commercial loans held for sale acquired from Franklin; 3Q2020 includes $2,305 FHLB prepayment penalty, $1,505 losses on other real estate owned, and $1,858 gain from change in fair value of commercial loans held for sale acquired from Franklin.

Note: Adjusted non-GAAP results for the third quarter of 2020 have been recast from previously reported results to adjust for gains associated with changes in fair value related to commercial loans held for sale amounting to $1,858 . The following adjusted figures and metrics have been recast for conformity and comparability: Adjusted earnings, Adjusted diluted earnings per share, Adjusted pre-tax pre-provision earnings, Core efficiency ratio, Banking segment core efficiency ratio, Adjusted mortgage banking pre-tax pre-provision net contribution (%), Adjusted return on average assets, average equity and average tangible common equity, and Adjusted pre-tax pre-provision return on average assets, equity and tangible common equity. Previously reported adjusted amounts and non-GAAP reconciliations are included in previously issued earnings release materials.

Adjusted earnings	2020	2019	2018
Pre-tax net income (loss)	$82,461	$109,539	$105,854
Plus merger expenses	34,879	7,380	2,265
Plus initial provision for credit losses on acquired loans and unfunded commitments	66,136	—	—
Less other non-operating items(1)	(4,400)	—	—
Adjusted pre-tax earnings	$187,876	$116,919	$108,119
Income tax expense, adjusted	45,944	27,648	26,034
Adjusted earnings	$141,932	$89,271	$82,085
Weighted average common shares outstanding - fully diluted	38,099,744	31,402,897	31,314,981
Adjusted diluted earnings per share
Diluted earnings (loss) per common share	$1.67	$2.65	$2.55
Plus merger expenses	0.92	0.24	0.07
Plus initial provision for credit losses on acquired loans and unfunded commitments	1.74	—	—
Less other non-operating items	(0.11)	—	—
Less tax effect	0.71	0.06	0.01
Adjusted diluted earnings per share	$3.73	$2.83	$2.61
(1) 2020 includes $6,838 FHLB prepayment penalties, $1,505 losses on other real estate owned offset by $715 cash life insurance benefit and $3,228 gain from change in fair value on commercial loans held for sale acquired from Franklin.

	2020		2019
Adjusted pre-tax pre-provision earnings	Fourth Quarter	Third Quarter	Fourth Quarter
Pre-tax net income (loss)	$58,947	$(7,639)	$27,290
Plus provisions for credit losses	(2,920)	55,401	2,950
Pre-tax pre-provision earnings	56,027	47,762	30,240
Plus merger expenses	9,513	20,730	686
Less other non-operating items	(2,448)	(1,952)	—
Adjusted pre-tax pre-provision earnings	$67,988	$70,444	$30,926
-MORE-

FB Financial Corporation
Fourth Quarter 2020 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Core efficiency ratio (tax-equivalent basis)	Fourth Quarter	Third Quarter	Fourth Quarter
Total noninterest expense	$109,855	$118,092	$62,686
Less merger expenses	9,513	20,730	686
Less FHLB prepayment penalties	4,533	$2,305	—
Core noninterest expense	$95,809	$95,057	$62,000
Net interest income (tax-equivalent basis)	$86,111	$69,625	$58,212
Total noninterest income	80,638	97,026	35,234
Less gain on change in fair value on commercial loans held for sale and cash life insurance benefit	2,085	1,858	—
Less (loss) gain on sales or write-downs of other real estate owned and other assets	(57)	(1,279)	277
Less gain (loss) from securities, net	1,013	583	(18)
Core noninterest income	77,597	95,864	34,975
Core revenue	$163,708	$165,489	$93,187
Efficiency ratio (GAAP)(a)	66.2%	71.2%	67.5%
Core efficiency ratio (tax-equivalent basis)	58.5%	57.4%	66.5%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue

-MORE-

FB Financial Corporation
Fourth Quarter 2020 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Banking segment core efficiency ratio (tax equivalent)	Fourth Quarter	Third Quarter	Fourth Quarter
Core consolidated noninterest expense	$95,809	$95,057	$62,000
Less Mortgage segment core noninterest expense	27,766	30,052	14,956
Core Banking segment noninterest expense	$68,043	$65,005	47,044
Core revenue	$163,708	$165,489	93,187
Less Mortgage segment total revenue	42,614	60,040	16,193
Core Banking segment total revenue	$121,094	$105,449	$76,994
Banking segment core efficiency ratio (tax-equivalent basis)	56.2%	61.6%	61.1%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$28,491	$30,382	$14,956
Less mortgage segment merger expense	725	330	—
Core Mortgage segment noninterest expense	$27,766	$30,052	$14,956
Mortgage segment total revenue	$42,614	$60,040	$16,193
Mortgage segment core efficiency ratio (tax-equivalent basis)	65.2%	50.1%	92.4%

	2020		2019
Adjusted mortgage contribution	Fourth Quarter	Third Quarter	Fourth Quarter
Mortgage segment pre-tax net contribution	$14,123	$29,658	$1,237
Retail footprint:
Mortgage banking income	23,152	24,683	9,899
Mortgage banking expenses	15,118	15,175	8,126
Retail footprint pre-tax net contribution	8,034	9,508	1,773
Total mortgage banking pre-tax net contribution	$22,157	$39,166	$3,010
Plus mortgage merger expense	725	330	—
Total adjusted mortgage banking pre-tax net contribution	$22,882	$39,496	$3,010
Pre-tax pre-provision earnings	$56,027	$47,762	$30,240
% total mortgage banking pre-tax pre-provision net contribution	39.5%	82.0%	10.0%
Adjusted pre-tax pre-provision earnings	$67,988	$70,444	$30,926
% total adjusted mortgage banking pre-tax pre-provision net contribution	33.7%	56.1%	9.7%

	2020		2019
Tangible assets and equity	Fourth Quarter	Third Quarter	Fourth Quarter
Tangible assets
Total assets	$11,207,330	$11,010,438	$6,124,921
Less goodwill	246,835	236,086	169,051
Less intangibles, net	22,431	23,924	17,589
Tangible assets	$10,938,064	$10,750,428	$5,938,281
Tangible common equity
Total common shareholders' equity	$1,291,289	$1,244,998	$762,329
Less goodwill	246,835	236,086	169,051
Less intangibles, net	22,431	23,924	17,589
Tangible common equity	$1,022,023	$984,988	$575,689
Common shares outstanding	47,220,743	47,191,677	31,034,315
Book value per common share	$27.35	$26.38	$24.56
Tangible book value per common share	$21.64	$20.87	$18.55
Total common shareholders' equity to total assets	11.5%	11.3%	12.4%
Tangible common equity to tangible assets	9.34%	9.16%	9.69%

-MORE-

FB Financial Corporation
Fourth Quarter 2020 Results

Non-GAAP Reconciliation (continued)
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2020		2019
Return on average tangible common equity	Fourth Quarter	Third Quarter	Fourth Quarter
Total average shareholders' equity	$1,261,101	$1,044,913	$761,949
Less average goodwill	242,983	205,473	168,492
Less average intangibles, net	23,178	20,973	18,242
Average tangible common equity	$994,940	$818,467	$575,215
Net income (loss)	$45,602	$(5,599)	$21,572
Return on average tangible common equity	18.2%	(2.72)%	14.9%

	2020		2019
Adjusted return on average tangible common equity	Fourth Quarter	Third Quarter	Fourth Quarter
Average tangible common equity	$994,940	$818,467	$575,215
Adjusted net income	54,454	58,096	22,079
Adjusted return on average tangible common equity	21.8%	28.2%	15.2%

	2020		2019
Adjusted pre-tax pre-provision return on average tangible common equity	Fourth Quarter	Third Quarter	Fourth Quarter
Average tangible common equity	$994,940	$818,467	$575,215
Adjusted pre-tax pre-provision earnings	67,988	70,444	30,926
Adjusted pre-tax pre-provision return on average tangible common equity	27.2%	34.2%	21.3%

	2020		2019
Adjusted return on average assets and equity	Fourth Quarter	Third Quarter	Fourth Quarter
Net income (loss)	$45,602	$(5,599)	$21,572
Average assets	11,111,163	9,179,288	6,157,931
Average equity	1,261,101	1,044,913	761,949
Return on average assets	1.63%	(0.24)%	1.39%
Return on average equity	14.4%	(2.13)%	11.2%
Adjusted net income	$54,454	$58,096	$22,079
Adjusted return on average assets	1.95%	2.52%	1.42%
Adjusted return on average equity	17.2%	22.1%	11.5%

	2020		2019
Adjusted pre-tax pre-provision return on average assets and equity	Fourth Quarter	Third Quarter	Fourth Quarter
Net income (loss)	$45,602	$(5,599)	$21,572
Average assets	11,111,163	9,179,288	6,157,931
Average equity	1,261,101	1,044,913	761,949
Return on average assets	1.63%	(0.24)%	1.39%
Return on average equity	14.4%	(2.13)%	11.2%
Adjusted pre-tax pre-provision earnings	$67,988	$70,444	$30,926
Adjusted pre-tax pre-provision return on average assets	2.43%	3.05%	1.99%
Adjusted pre-tax pre-provision return on average equity	21.4%	26.8%	16.1%

	2020		2019
Adjusted allowance for credit losses to loans held for investment	Fourth Quarter	Third Quarter	Fourth Quarter
Allowance for credit losses	$170,389	$183,973	$31,139
Less allowance for credit losses attributed to PPP loans	2	49	—
Adjusted allowance for credit losses	$170,387	$183,924	$31,139
Loans held for investment	$7,082,959	$7,213,538	$4,409,642
Less PPP loans	212,645	310,719	—
Adjusted loans held for investment	$6,870,314	$6,902,819	$4,409,642
Allowance for credit losses to loans held for investment	2.41%	2.55%	0.71%
Adjusted allowance for credit losses to loans held for investment	2.48%	2.66%	0.71%
-END-